UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
BIOGEN IDEC INC.
(Name of Registrant as Specified In Its Charter)
N.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 6, 2009
Dear Fellow Biogen Idec Stockholder:
We have enclosed important information regarding your investment in Biogen Idec and encourage you to review it carefully.
We urge you to vote FOR your Company’s highly regarded and accomplished Board of Director nominees. Please use the WHITE proxy card to vote TODAY — by telephone, by Internet or by signing, dating and returning your WHITE proxy card in the enclosed postage-paid envelope.
On behalf of Biogen Idec’s Board of Directors, we thank you for your continued support.
Sincerely,

Bruce Ross, Chairman	James Mullen, Chief Executive Officer

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.
If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED
Stockholders Call Toll-Free: (877) 750-5836
Banks and Brokers Call Collect: (212) 750-5833
IMPORTANT:
We urge you NOT to return any Gold proxy card sent to you by the Icahn Entities.

YOUR VOTE IS EXTREMELY IMPORTANT VOTEThE WhITE PROXY CARd FOR DIRECTORS COMMITTED TO DELIVERING SHAREHOLDER VALUE!

FORWARd LOOkINgANd PROXY SOLICITATION TATEMENTS This presentation includes forward-looking statements about: our 2009 guidance and our financial and operational goals through the anticipated development and timing of programs in our clinical pipeline the sales potential of TYSABRI R Each forward-looking statement is subject to risks and uncertainties that could cause our continued dependence on our two principal R and RITUXAN R, the uncertainty of success in commercializing products, AVONEX R, the occurrence of adverse safety events with our products, competitive pressures, changes collaborations over which we may not always have full control, failure to execute our with our manufacturing processes and our reliance on third parties, the impact of the portfolio of marketable securities, our significant investment in a manufacturing facility-nel, the risks of doing business internationally, the actions of activist shareholders, rights and the cost of doing so, product liability claims, fluctuations in our effective governance and collaborations and the other risks and uncertainties that are described reports we file with the Securities and Exchange Commission (SEC) These forward-looking statements speak only as of the date of this presentation, and we statements, whether as a result of new information, future events, or otherwise. On April 27, 2009, Biogen Idec filed a definitive proxy statement with the SEC in are strongly advised to read the definitive proxy statement carefully before making any important information. The Company’s proxy statement and any other materials filed by the at www.sec.gov or from Biogen Idec at http://investor.biogenidec.com. The Company’s by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142 or by contacting at (877) 750-5836.

DELIVERING ON **OUR COMMITMENT TO SHAREHOLDERS**

FINANCIAL PERFORMANCE	• Consistently delivered strong EPS and revenue growth over the last 5 years • 2008 results exceeded guidance • Solid growth projected for 2009; Q1 revenues +10% y/y, non-GAAP EPS +27% y/y

OPERATIONAL PERFORMANCE	• Continuing to grow TYSABRI and effectively manage risk benefit profile
	• Viewed as having one of the most robust pipelines in industry
	  • *Progress in pipeline; 8 programs expected in registrational trials by year end 2009*
	  • *Sustained R&D investment and operational efficiency*

CORPORATE GOVERNANCE	• Added two new directors after soliciting input from major shareholders • Adopting majority voting for uncontested director elections • Terminated the "poison pill" (shareholder rights plan) • Unilaterally waived standstill agreements with participants in 2007 sale process • $3 billion share repurchase – 56M shares tendered July 2007
ACCOUNTABILITY TO SHAREHOLDERS	• Maintained active dialogue with leading shareholders • Enabled dialogue between shareholders and our directors • Actively engaged in soliciting shareholder input

Biogen Idec • 1

CONSISTENTLY TRONg S TRACk ECORD DElIVEREDONThE BIOgEN IDEC ERgERgOAlS M REVENUE EPS FREE CASh FLOW ( $Billions) ($) ($ Millions) +7% 4.___+5% 3.66 +37% _,89 CAGR CAGR CAGR 3.2 2.74 2.7 2.25 737 2.2 2.4 1.9 571 643 1.40 1.57 1.22 367 03 04 05 06 07 08 03 04 05 06 07 08 04 05 06 07 08 Note: 2003 amounts represent pro forma information of the historical results of IDEC January 1, 2003. EPS numbers are diluted Non-GAAP, which excludes the impact of purchase related tax effects. Reconciliation of GAAP to non-GAAP diluted EPS and free cash flow amounts provided by operating activities less purchase of property, plant and equipment as disclosed k.

PROdUCT REVENUES ($ in millions)+4% _,03 CAGR 1,707 1,868 AVONEX 1,417 1,543 1,169 Leading MS Therapy 03 04 05 06 07 08 ($ in millions) +8% _,8 CAGR 926 811 RITUXAN 709 616 Standard of Care for NHL 493 03 04 05 06 07 08 ($ in millions) +305% 589 CAGR TYSAbRI Powerful Efficacy 230 36 06 07 08 Note: 2003 amounts represent pro forma information of the historical results of IDEC January 1, 2003.

bROAdAND dEEP PIPELINEMOODY’S INVESTORS SERVICE ESEARCH RATES BIOGEN IDEC ThE LEAdERIN LATE-STAgE IPELINE NEUROLOgY ONCOLOgY Pre-Clinical Phase___Phase___Phase 3 Market Pre-Clinical Phase_ Phase___Phase 3 Market AVONEX R MULTIPLESCLEROSIS RITUXAN R NhL & CLL COMPLETE) (Ph 3 TYSAbRI R MULTIPLESCLEROSIS galiximab NhL bg-___MULTIPLESCLEROSIS Lumiliximab CLL daclizumab MULTIPLESCLEROSIS Volociximab SOLIdTUMORS Ocrelizumab MULTIPLESCLEROSIS hSP90 Inhibitors SOLIdTUMORS CdP33 MULTIPLESCLEROSIS gA0___NhL & CLL bIIb04 PARkINSON’S TYSAbRI R MULTIPLE YELOMA PEgylated-IFN ___a MULTIPLESCLEROSIS Anti-IgF-_R SOLId Neublastin PAIN Anti-Cripto-dM4 SOLId LINgO MS RAF Inhibitor SOLId S_P___MS Anti-Fn4 SOLId bART Ad IMMUNOLOgY CARdIOPULMONARY &MERgINg REAS Pre-Clinical Phase___Phase___Phase 3 Market Pre-Clinical Phase___Phase_ Phase 3 Market RITUXAN R RhEUMATOIdARThRITIS Lixivaptan hEART FAILURE /hYPONATREMIA FUMAdERM PSORIASIS AdENTRI (IV) ACUTEhEART FAILURE TYSAbRI R CROhN’S dISEASE AdENTRI (oral) ChRONIChEART FAILURE Ocrelizumab RhEUMATOIdARThRITIS Long Acting rFactor IX hEMOPhILIAb RITUXAN R ANCA-SSOCIATEd VASCULITIS Long Acting rFactor VIII hEMA AVONEX R ULCERATIVE COLITIS bg-___RhEUMATOIdARThRITIS Anti-TWEAk RA Anti-Cd40L SLE Anti-FcRn INFLAM divested discontinued Since January007 or Marketed Amevive in Psoriasis, Zevalin in NHL January 2007 Phase 2 or 3R in PPMS, RITUXANRRITUXAN in SLE, Baminercept in RA, FontolizumabR in RA Inflammatory Disorders, Phase 1 or Preclinical ƒÀ in Solid Tumors, BAFF-R in LT ƒ¿vƒÀ Inflammatory 6 in IPF, ƒÀ Gene Delivery in Liver Mets IFN Disorders, 2007 and 2008

2010 GOALS

WE MADE **SUBSTANTIAL PROGRESS** OVER THE PAST YEAR TOWARD ACHIEVING OUR 2010 GOALS

		GOAL	PROGRESS
FINANCIAL	REVENUE GROWTH	• 15% top line CAGR from 2007 to 2010	✓+
	EPS GROWTH	• 20% bottom line CAGR from 2007 to 2010	✓+
PRODUCTS	TYSABRI®	• TYSABRI patients on therapy exceeds 100,000	✓-
	AVONEX®	• AVONEX maintains its patient market share in the "ABCR" market	✓
	ANTI-CD20 FRANCHISE	• Anti-CD20 franchise growth fueled by filings in at least 2 additional indications	✓
	GEOGRAPHIC MIX	• Over 40% of revenue from international business	✓
PIPELINE	NEW PRODUCTS	• 2 new products or indications launched	✓+
	DEVELOPMENT STATUS	• 6 programs in late stage development	✓+
	ACQUISITION STRATEGY	• Continued execution of disciplined external growth strategy	✓

Note: The bottom line, or EPS, reference in this slide refers to non-GAAP diluted EPS. Non-GAAP diluted EPS excludes the impact of purchase accounting, merger-related adjustments, stock option expense, and other items and their related tax effects. GAAP to non-GAAP EPS reconciliation is provided at the end of this presentation.

Biogen Idec • 5

BIOGEN IDEC BOARD OF DIRECTORS **HAS OWNERS' PERSPECTIVE**

STEWARD OF SHAREHOLDER VALUE

- Largest merger of 2 independent biotechs
- $3B share repurchase/Dutch Auction
- Disciplined execution of business development strategy
- Review of strategic alternatives; including sale of the company

STRONG CORPORATE GOVERNANCE

- Added 2 new directors after soliciting input from major shareholders
- 5 new directors out of 13 since 2006
- Adopting majority voting for uncontested director elections
- Terminated the "poison pill"

FINANCIAL DISCIPLINE

- Achieved 17% top-line and 25% bottom-line growth from merger through 2008[(1)]
- 2005 reduction in force (17%)
- Divestiture of non-core assets
- Credit rating upgrade by S&P to BBB+
- Cash position of $2.5B[(2)] as of March 31, 2009

(1) The bottom line, or EPS, reference in this slide refers to non-GAAP diluted EPS. Non-GAAP diluted EPS excludes the impact of purchase accounting, merger-related adjustments, stock option expense, and other items and their related tax effects. GAAP to non-GAAP EPS reconciliation is provided at the end of this presentation

(2) Includes $764 million of cash & equivalents and $1,698 million of marketable securities (current and non-current)

6 • Biogen Idec

BIOGEN IDEC BOARD hASbROAdbASEd XPERIENCE CUSTOMER NObEL LAUREATE gENERAL FINANCE / NTERNATIONAL PUbLIC R&d PERSPECTIVE / / NATL CAdEMY MANAgEMENT M&A bUSINESS POLICY MARkET &ALES OF CIENCES larry Best* Alanglassberg, M.D.* Robert Pangia* Bill Young* Jim Mullen Bruce Ross Phil Sharp, Ph.D. lynn Schenk RECENT AddITIONS Cecil Pickett, Ph.D.(2006) Marijn Dekkers, Ph.D.(2007) Nancyleaming (2008) Stelios Papadopoulos, Ph.D.(2008) Brian Posner (2008) * Recommended for election to Biogen Idec board

CONCLUSION biogen Idec has a proven track delivering exceptional performance The business is poised to create Pursuing a well-defined strategy for future Broad and deep pipeline with 8 late stage programs expected by year end 2009 Theboard is best positioned to deliver value to our shareholders Active, engaged Proactively evaluate ways to maximize Exceptional steward of value and capital Vote FOR our Nominees on theWhITE proxy card

gAAPTONON-gAAP R ECONCILIATIONDILUTED EPS AND NET INCOME TTRIBUTABLETO BIOGEN IDEC INC. Condensed Consolidated Statements basis of Income Operating (unuadited, $ in millions, except per share amounts) FY003 FY004 FY005 FY006 FY007 FY008 GAAP diluted EPS (4.92) 0.07 0.47 0.63 1.99 2.65 Adjustment to net income attributable to Biogen Idec 6.14 1.38 1.10 Inc. (see below) 1.62 0.75 1.01 Effect of SFAS No.128 and EITF 03-06 — (0.05) — - — - Non-gAAP diluted EPS .___.40 ___.57 ___.5 .74 _ 3.66 gAAP Net Income Attributable tobiogen Idec Inc. ($M) (875._) 5.___60.7 ___7.5 638.___783._ Revenue Pre-merger Biogen product, royalty and corporate partner 1,173.1 — - revenue — - — COGS Fair value step up of inventory acquired from 231.6 Biogen 295.5 and Fumapharm 34.2 7.8 — - COGS Pre-merger Biogen cost of sales (179.2) — - — - — COGS Royalties related to Corixa 1.8 — - — - - COGS Amevive divesture — - 36.4 — - — R&D Pre-merger Biogen net R&D (301.1) — - — - — R&D Severance and restructuring — 3.1 20.3 0.3 1.2 1.2 R&D Sale of plant — - 1.9 — - — R&D Expenses paid by Cardiokine — - — - — 5.2 SG&A Pre-merger Biogen SG&A (346.7) — - — - — SG&A Merger related and purchase accounting costs — - — 0.1 — - SG&A Severance and restructuring 13.2 9.3 19.3 2.0 0.6 3.8 Amortization of intangible assets primarily related to 33.2 Biogen merger 347.7 302.3 267.0 257.5 332.7 In-process R&D related to the Biogen Idec merger, acquisitions of Conforma, Syntonix, and Fumapharm, and consolidation of Cardiokine, Neurimmune and Escoublac and contingent consideration payment in 2008 associated with the 823.0 2006 Conforma acquisition — - 330.5 84.2 25.0 Loss/(gain) on settlement of license agreements with Fumedica and Fumapharm — - — (6.1) — - (Gain)/loss on sale of long lived assets — - 111.8 (16.5) (0.4) (9.2) Other income, net: Pre-merger Biogen 32.9 — - — - - Other income, net: Gain on sale of long lived assets — - — - (7.1) — Write down of investments - 12.7 — - — - Charitable donations and legal settlements 30.7 — - — - — Income taxes: Income tax effect primarily related to (205.8) (195.4) reconciling (145.2) items (70.3) (65.5) (81.9) Stock option expense — - — 44.5 35.6 26.2 Net Income Attributable to Non-Controlling Interests: Consolidation of Cardiokine and Neurimmune and expenses paid by Cardiokine — - — - (65.2) (5.2) Non-gAAP Net Income Attributable tobiogen Idec Inc. 43.7 498.0 54.7 776.8 879.___,08.0 ___Free Cash Flow Reconciliation (unaudited, $ in millions) FY004 FY005 FY006 FY007 FY008 Net cash flows provided by operating activities 728.0 889.5 841.3 1,020. 1,564.5 Purchases of property, plant and equipment (Capital Expenditures) 361.0 318.4 198.3 284.1 276.0 Free Cash Flow 367.0 571.1 643.0 736.5 1,288.5 Notes: The non-GAAP financial measures presented in this table are utilized by Biogen Idec management to GAAP financial measures are defined as reported, or GAAP, values excluding (1) change relating to the initial adoption of SFAS No. 123R and (3) other items. Our management uses these comparative financial performance of the Company from year to year and quarter to quarter. Accordingly, we a result of our disclosing these non-GAAP financial measures. Non-GAAP net income attributable to Biogen reported, or GAAP, net income attributable to Biogen Idec Inc and diluted EPS. The GAAPfigures reflect: * 2004 and beyond the combined Biogen Idec Numbers may not foot due to rounding. *2003 a full year of IDEC Pharmaceuticals and 7 weeks of the former Biogen, Inc. (for the period 11/13/03 through 12/31/03) Source: Biogen Idec Annual k filings an d earnings press Reports, 10-

PROTECT YOUR Please Vote WhITE the Proxy Card dAY! Instructions for voting your shares by telephone, along with your WHITE proxy card and postage- We urge you NOT to gold proxy card sent to you byreturn any If you need assistance in voting your shares by please contact Innisfree M&A Incorporated, which toll-free at 877-750-5836.